EMPLOYMENT AGREEMENT

                  THIS AGREEMENT entered into the 5th day of December, 1996 between OSTEOTECH, INC., a Delaware corporation (the "Corporation") and Richard
W. Bauer (the "Employee").

                                   WITNESSETH:

                  WHEREAS, the Corporation desires to continue to employ
the Employee as its President and Chief Executive officer; and
                  WHEREAS, the Employee desires to accept such employment upon the terms and conditions set forth herein.
                  NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:
                  1. Employment. The Corporation hereby employs the Employee, and the Employee hereby accepts employment by the
Corporation as President and Chief Executive Officer of the
Corporation upon the terms and conditions set forth herein.
                  2. Term. The term of this Agreement shall commence on December 5, 1996 (the "Effective Date") and end on the day prior to the second anniversary of the Effective Date of this Agreement (the
"Term of Employment").
                  3. Duties. The Employee shall perform such duties and services and shall be allocated such resources, consistent with his position, as may be assigned to him from time to time by the Board of Directors of the Corporation. In furtherance of the foregoing, the Employee hereby agrees to perform well and faithfully such duties and responsibilities.
                  4.       Time to be Devoted to Employment.
                           a.       The Employee shall devote his full time and
energy to the business of the  Corporation  except for  vacations,  holidays and personal days and absences due to temporary illness, during the Term of Employment and except as approved by the Board of Directors.
                           b.       During the Term of Employment, the Employee
shall not be engaged in any other business activity. Employee hereby represents that he is not a party to any agreement which would be an impediment to entering into this Agreement and that he is permitted to enter into this Agreement and perform the obligations hereunder.
                  5.       Compensation; Reimbursement.
                           5.1a.            During the Term of Employment, the
Corporation (or at the Corporation's option, any subsidiary or affiliate thereof) shall pay to the Employee an annual base salary ("Base Salary") of Two Hundred Sixty-Five Thousand Dollars ($265,000), payable in bi-monthly installments. The Base Salary shall be reviewed annually and be subject to increase at the option and in the sole discretion of the Board of Directors of the Corporation.
                           b.       During the Term of Employment, on an annual
basis, Employee may be entitled to a bonus and stock option grants as determined by the Board of Directors of the Corporation based on Employee's performance. There will be no guaranteed or minimum bonus or a stock option grant and the bonus and stock option grant, if any, will be within the sole discretion of the Board of Directors.
                           c.       During the Term of Employment, the Employee
shall be entitled to family medical and dental insurance coverage (the cost of which shall be paid by the Corporation) short and long term disability coverage, eligibility for participation in the Corporation's 401K plan and to such other fringe benefits as are made available from time to time to the executives of the Corporation, including four (4) weeks vacation.
                           d.       The Corporation shall reimburse Employee, in
accordance with its practice from time to time for other employees of the Corporation, for all reasonable and necessary travel expenses, disbursements and other reasonable and necessary incidental expenses incurred by him for or on behalf of the Corporation in the performance of his duties hereunder upon presentation by the Employee to the Corporation of appropriate vouchers.
                  5.2 Corporation agrees to grant to Employee on December 5, 1996 an option to purchase one hundred thousand (100,000) shares of common stock at ten dollars ($10.00) per share. The option shall be exercisable over a four
(4) year period. One fourth (1/4) of the option shall vest on the day prior to the anniversary of the Effective Date ("Vesting Date") and one-fourth (1/4) shall vest thereafter on each anniversary of the Vesting Date, so long as the Employee remains in the employ of the Corporation on that date. The option shall terminate ninety (90) days after termination of the Employee's employment with the Corporation and shall be granted in accordance with the Corporation's Incentive Stock Option Plan as amended from time to time.
                  6. Involuntary Termination. If the Employee dies during the Term of Employment, his employment hereunder and the Term of Employment shall be deemed to cease as of the date of his death.
                  7. Termination for Cause. The Corporation may terminate the employment of the Employee hereunder and the Term of Employment at any time during the Term of Employment for "cause" (such termination being hereinafter call a "Termination For Cause") by giving the Employee notice of such termination, upon the giving of which such termination shall take effect immediately. For the purposes of this Section 7, "cause" shall mean (i) the Employee's willful misconduct with respect to the business and affairs of the Corporation or any subsidiary or affiliate thereof, which action materially and adversely affects the business or affairs of the Corporation or any subsidiary or affiliate thereof, (ii) the Employee fails in any material respect to observe and perform his obligations and duties hereunder, (iii) the commission by the Employee of an act involving embezzlement or fraud against the Corporation or commission or conviction of a felony, or (iv) failure to abide in some material respect by the Corporation's rules of conduct, terms and conditions set forth in the Corporation's handbook, as amended from time to time.
                  8. Termination Without Cause. The Corporation may terminate the employment of the Employee hereunder and the Term of Employment at any time without "cause" upon thirty (30) days prior written notice (such termination being hereinafter called a "Termination Without Cause"). Upon a Termination without Cause during the Term of Employment, Employee shall be entitled to receive his Base Salary for twenty-four (24) months or until Employee obtains comparable employment, whichever occurs sooner plus all earned but unpaid bonus at the time of termination. In addition, upon a Termination Without Cause at any time, the Corporation shall continue to pay the Employee's family medical insurance premiums under the Corporation's medical insurance plan and other benefits (including outplacement benefits) provided in Section 5.1(c) for twenty-four (24) months following such termination or until Employee obtains comparable employment, whichever occurs sooner.
                  9. Voluntary Termination. Any termination of the employment of the Employee hereunder otherwise then as a result of an Involuntary Termination, a Termination For Cause or a
Termination Without Cause shall be deemed to be a "Voluntary
Termination". A Voluntary Termination shall be deemed to be effective immediately upon such termination.

                  10.      Effect of Termination of Employment.
                           a.       Upon the termination of the Employee's
employment hereunder pursuant to a Voluntary Termination, Involuntary Termination or a Termination for Cause, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Corporation under this Agreement except to receive:
                           (i) the unpaid  portion of the Base  Salary  provided
                  for in Section 5.1(a), computed on a pro rata basis to the date of termination, plus any earned but unpaid bonus with respect to the prior year;
                          (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 5.1(d);
                          (iii) payment of all accrued and unused vacation time.
                           b.       Upon the termination of the Employee's
employment hereunder pursuant to a Termination Without Cause, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Corporation under this Agreement except to receive a termination payment equal to that provided for in Section 10(a) hereof, plus the amounts set forth in Section 8, if any.

                  11.      General Provisions.
                           a.     This Agreement and any or all terms hereof may
not be changed, waived, discharged, or terminated orally, but only by way of an instrument in writing signed by the parties.
                           b.       This Agreement shall be governed by and
construed in accordance with the laws of the State of New Jersey, without reference to the conflicts of laws of the State of New Jersey or any other jurisdiction.
                           c.    If any portion of this Agreement shall be found
to be invalid or contrary to public policy, the same may be modified or stricken by a Court of competent jurisdiction, to the extent necessary to allow the Court to enforce such provision in a manner which is an consistent with the original intent of the provision as possible. The striking or modification by the Court of any provision shall not have the effect of invalidating the Agreement as a whole.
                           d.     The obligations of Sections 8, 10, 11, 12, 13
and 14 shall survive termination of this Agreement.
                  12. Corporation Rights to Intellectual Property. The Employee shall promptly disclose, grant and assign ownership to the
Corporation for its sole use and benefit any and all inventions, improvements, information, copyrights and suggestions (whether patentable or not), which he may develop, acquire, conceive or reduce to practice while employed by the Corporation (whether or not during usual working hours), together with all patent
applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention,
improvement or information.  In connection therewith:
                           (i) The Employee  shall  without  charge,  but at the
                  expense of the Corporation, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be reasonably necessary or proper in the opinion of the Corporation to vest title to any such inventions, improvements, technical information, patent applications, patents, copyrights or reissues thereof in the Corporation and to enable it to obtain and maintain the entire right and title thereto throughout the world; and
                           (ii) The Employee shall render to the  Corporation at
                  its expense (including reimbursement to the Employee of reasonable out-of-pocket expenses incurred by the Employee and a reasonable payment for the Employee's time involved in case he is not then in its employ) all such assistance as it may reasonably require in the prosecution of applications for said patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Corporation may be involved relating to any such patents, inventions, improvements or technical information.

                  13.      Protection of Information.
                           a.       Employee hereby covenants with Corporation
that, throughout the term of his employment by Corporation, Employee will serve Corporation's best interests loyally and diligently. Throughout the course of employment by Corporation and thereafter, Employee will not disclose or provide to any person, firm, corporation or entity (except when authorized by Corporation) any information, materials, biologics or animals which are owned by the Corporation or which come into the possession of the Corporation from a third party under an obligation of confidentiality, including without limitation, information relating to trade secrets, business methods, products, processes, procedures, development or experimental projects, suppliers, customer lists or the needs of customers or prospective customers, clients, etc. (collectively "Confidential Information"), which Confidential Information, comes into his possession or knowledge during the Term of Employment, and he will not use such Confidential Information for his own purpose or for the purpose of any person, firm, corporation or entity, other than the Corporation.
                         b.    The provisions of Section 13(a) shall not apply
to the following Confidential Information:
                            (i)     Confidential Information which at the time
of disclosure is already in the public domain;
                           (ii)    Confidential Information which the
Employee can demonstrate was in his possession or known to him prior to the effective date of his employment by the Corporation;
                                 (iii) Confidential Information which
subsequently becomes part of the public domain through no fault of the Employee;
                                 (iv) Confidential Information which becomes
known to the Employee through a third party who is under no obligation of confidentiality to the Corporation; and
                                 (v) Confidential Information which is required
to be disclosed by law or by judicial or administrative proceedings.
                  14.  Non-Compete.  Employee  agrees  that  during  the Term of
Employment and for two years after termination or expiration of his Term of Employment he shall not directly or indirectly be engaged in or assist others in engaging in any business or activity which is involved in selling products, processes or services which compete with any significant product, process or service which Corporation is developing, marketing or selling at the time of such termination whether his involvement shall be as an owner (except for passive ownership of up to five percent (5%) of the securities of a company), officer, director, employee, consultant, partner or agent. For purposes of this provision, products, processes or services which Corporation is marketing or selling shall be deemed "significant" if sales of such products, processes or services exceed ten percent (10%) of the Corporation's total sales.
                  15.      Notices.  Notices and other communications hereunder
shall be in writing and shall be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows unless the party specifies a new address in writing:

If to the Employee:                 Richard W. Bauer
                                    1357 Tamarack Road
                                    Manasquan, NJ 08736

If to the Corporation:              Osteotech, Inc.
                                    51 James Way
                                    Eatontown, NJ 07724

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given to the date of delivery if personally delivered; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.
                  16. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
                  17. Assignment. This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon each successor of the Corporation, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and the heirs and legal representatives of the employee.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

Corporation:                                 OSTEOTECH, INC.


                                           By:/S/ Donald D. Johnston
                                        Title:Chairman of the Board of Directors

Employee:                                     /S/ Richard W. Bauer 12/17/96
                                                  Richard W. Bauer
                                      E-63